Oaktree Funds	Exhibit: 18
Code of Ethics, Adopted under Rule 17j‐1 under	Adopted:
the Investment Company Act of 1940

18.01	Overview

This code of ethics (“Code of Ethics”) applies to all “Access Persons” (as defined below) of Oaktree Funds (the “Trust”, and each series of the Trust, a “Fund”). In accordance with the requirements of Rule 17j‐1 under the Investment Company Act of 1940, as amended (the “1940 Act”), the Trust has adopted this Code of Ethics to address the personal transactions in securities of Access Persons and their Related Persons (as defined below) and related conduct that may create conflicts of interest, to establish reporting requirements, and to create enforcement procedures and sanctions for any violation of the Code of Ethics.

All Access Persons must act with integrity and good faith at all times, but particularly when their personal interests may conflict with the interests of the Trust and its shareholders.

This Code of Ethics is designed to ensure that Access Persons who have access to information regarding the portfolio transactions of the Trust fully understand that they may not misuse such information.

Separate codes of ethics that comply with both Rule 17j‐1 under the 1940 Act and, as appropriate, Rule 184A‐1 under the Investment Advisers Act of 1940, as amended, govern the Trust’s investment advisers and, to the extent required, their subsidiaries and affiliates, including their access persons (e.g., employees, principals, partners and officers). Further, the Distributor maintains a separate code of ethics designed to comply with the requirements of Rule 17j‐1 under the 1940 Act. Thus, the only persons subject to the personal securities transactions and reporting requirements of this Code of Ethics are the trustees and officers of the Trust defined below as “Access Persons,” which includes the Independent Trustees of the Trust. Trustees and Officers of the Trust who also serve as officers, directors or employees of the Adviser or the Distributor shall be required to comply with the Adviser’s or the Distributor’s code of ethics, as applicable, and compliance therewith shall be deemed to be compliance herewith.

Unless otherwise defined, terms that are capitalized in this Code of Ethics have the meanings set forth in Section 18.14 below.

18.02	Statement of General Principles and Fiduciary Duty

Under Rule 17j‐1(b), it is unlawful for any affiliated person of or Distributor for the Trust , or any affiliated person of an investment adviser or Distributor for the Trust (which includes its officers, directors, employees and associated persons), in connection with the Purchase or Sale, directly or indirectly, of a Security Held or to be Acquired by the Trust, to:

● Employ any device, scheme or artifice to defraud the Trust;

Oaktree Funds Compliance Manual	Page 18.1
December 2014

Oaktree Funds	Exhibit: 18
Code of Ethics, Adopted under Rule 17j‐1 under	Adopted:
the Investment Company Act of 1940

●
Make any untrue statement of a material fact to the Trust or omit to state a material fact necessary in order to make the statements made to the Trust, in light of the circumstances under which they are made, not misleading;

	●	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Trust; or

	●	Engage in any manipulative practice with respect to the Trust.

No Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j‐1(b) set out above.

In recognition of the trust and confidence placed in the Trust by shareholders of the Funds, the Trust has adopted the following principles to be followed by all Access Persons:

	●	The interests of the Trust’s shareholders are of utmost importance. The interests of the shareholders must be placed before the interests of Access Persons.

●
Access Persons and their Related Persons must effect all personal securities transactions in a manner that avoids any conflict or apparent conflict between their personal interests and those of the Trust or its shareholders.

●
Each Access Person must avoid actions or activities that allow the Access Person or his or her Related Persons to benefit from the Access Person’s position with the Trust, or that bring into question the Access Person’s judgment or ability to fulfill his or her fiduciary obligations to the Trust.

●
Access Persons shall not disclose any Material Nonpublic Information to others or engage in the Purchase or Sale, or recommend or suggest that any person engage in the Purchase or Sale, of any security based on Material Nonpublic Information. This Code of Ethics does not, and is not intended to replace the responsibility of Access Persons to understand and comply with the legal prohibition on insider trading.

18.03	Personal Securities Transactions in IPOs or Limited Offerings – All Access Persons

An Access Person who is considered Investment Personnel and his or her Related Persons may participate in an IPO or Limited Offering if he or she obtains written approval from the Chief Compliance Officer before directly or indirectly acquiring Beneficial Ownership of any security in an IPO or Limited Offering.

The Chief Compliance Officer will create a written record detailing any approvals granted for the acquisition of a security in an IPO or Limited Offering. The record will include the rationale supporting any decision to approve such an acquisition. Each such record will be kept by the Trust in accordance with the requirements of this Code of Ethics.

Oaktree Funds Compliance Manual	Page 18.2
December 2014

Oaktree Funds	Exhibit: 18
Code of Ethics, Adopted under Rule 17j‐1 under	Adopted:
the Investment Company Act of 1940

18.04	Personal Securities Transactions – Independent Trustees

Independent Trustees and their Related Persons must conduct their personal account transactions in a manner so as to avoid any actual or potential conflict of interest or any abuse of their position of trust. The following personal account policies are designed to reduce the possibility of any conflict or appearance of impropriety. Independent Trustees may refer to Appendix 1 for a summary of their personal securities transactions requirements.

	1.	Personal Securities Transactions

If, in the ordinary course of fulfilling his or her official duties as a trustee, an Independent Trustee knew or, in the course of fulfilling his or her official duties as trustee, should have known that during the 15‐day period immediately before or after his or her transaction in a Reportable Security, the same Reportable Security was Purchased or Sold, or was being considered for Purchase or Sale by the Trust, such Independent Trustee is required to make a quarterly transaction and account report, as described in Section 18.06.

	2.	IPOs or Limited Offerings

Independent Trustees may participate in IPOs and Limited Offerings, subject to the limitations outlined in 18.04(1) above and reporting as outlined in Sections 18.05 and 18.06, as applicable.

18.05	Reporting Requirements – Independent Trustees

	1.	Holdings Reports

Independent Trustees and their Related Persons are not required to make initial or annual holdings reports (as set forth in Sections 18.06(4) and (5) below), if they would be required to make a report solely by reason of being a trustee of the Trust.

	2.	Transactions Reports

Independent Trustees and their Related Persons are not required to make quarterly transaction and account reports (as set forth in Sections 18.06(1) to (3) below) unless the Independent Trustee knew or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during the 15‐day period immediately before or after his or her transaction in a Reportable Security, the same Reportable Security was Purchased or Sold, or was being considered for Purchase or Sale, by the Trust.

Oaktree Funds Compliance Manual	Page 18.3
December 2014

Oaktree Funds	Exhibit: 18
Code of Ethics, Adopted under Rule 17j‐1 under	Adopted:
the Investment Company Act of 1940

18.06	Reporting Requirements – General

This Section 18.06 does not apply to Independent Trustees unless explicitly required as outlined within Sections 18.04 and 18.05 above.

	1.	Quarterly Transaction and Account Reports Requirements

At the end of every calendar quarter, all Access Persons and their Related Persons, unless exempted by this Code of Ethics (e.g., as per Section 18.05), must:

a.
Report all transactions made during the quarter in Reportable Securities in which they have Beneficial Ownership (including any transaction in Reportable Securities that did not occur through a broker, dealer or bank, such as the purchase of a private fund interest or other Limited Offering);

		b.	Report any accounts opened during the quarter that hold any securities (including securities excluded from the definition of a Reportable Security); and

		c.	Submit quarterly transaction and account reports to the Chief Compliance Officer within 30 days of the end of each calendar quarter, which must include the date on which the report was submitted.

	2.	Contents of Quarterly Transaction Reports

Access Persons must include the following information in each report with respect to any Reportable Securities’ transaction that they or their Related Persons made during the quarter in which they had Beneficial Ownership:

a.
The date of the transaction, the title (i.e., the name of the security), the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Reportable Security involved;

		b.	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

		c.	The price of the Reportable Security at which the transaction was effected; and

		d.	The name of the broker, dealer or bank with or through which the transaction was effected.

Oaktree Funds Compliance Manual	Page 18.4
December 2014

Oaktree Funds	Exhibit: 18
Code of Ethics, Adopted under Rule 17j‐1 under	Adopted:
the Investment Company Act of 1940

3.	Contents of Quarterly Account Reports

Access Persons must include the following information in each report with respect to any account established by the Access Person or his or her Related Persons and with respect to any account in which the Access Person or his or her Related Persons have Beneficial Ownership during the quarter:

	a.	The name of the broker, dealer or bank with whom the Access Person or his or her Related Persons established the account;

	b.	The date the account was established; and

	c.	The date that the report is submitted.

4.	Initial and Annual Holdings Reports Requirements

a.
Initial holdings reports must be submitted to the Chief Compliance Officer within 10 days of an individual first becoming an Access Person, and information provided in initial holdings reports must be current as of a date no more than 45 days prior to the date that the person became an Access Person.

b.
Annual holdings reports must be submitted to the Chief Compliance Officer on or before the 30th of day of January, and information provided in annual holdings reports must as of a date no later than 45 days preceding the filing date of the report.

5.	Contents of Initial and Annual Holdings Reports

Access Persons must include the following information in the initial holdings report and annually thereafter in each annual holdings report:

	a.	The title (e.g. name of security), number of shares and principal amount of each Reportable Security in which the Access Person or his or her Related Persons have any Beneficial Ownership;

b.
The name of any broker, dealer or bank with whom the Access Person or his or her Related Persons maintain an account in which any securities, including securities excluded from the definition of a Reportable Security, are held for the direct or indirect benefit of the Access Person or his or her Related Persons; and

	c.	The date that the report is submitted.

Oaktree Funds Compliance Manual	Page 18.5
December 2014

Oaktree Funds	Exhibit: 18
Code of Ethics, Adopted under Rule 17j‐1 under	Adopted:
the Investment Company Act of 1940

	6.	Permission to Use Account Statements

An Access Person may submit copies of account statements that contain all of the same information that is required by a reporting form, provided that the account statements are current as of the dates noted above. Any Reportable Securities not appearing on an account statement must be reported separately.

Access Persons who do not have any holdings and/or accounts to report, including those of their Related Persons, are required to provide an affirmative statement that they do not have any Reportable Securities holdings and/or accounts to report.

18.07	Exceptions from Reporting Requirements – All Access Persons

	1.	Exception for Certain Accounts

Access Persons do not need to make a report with respect to transactions effected for, and Reportable Securities held in, any account over which the Access Person or his or her Related Persons have no direct or indirect influence or control (such as a third‐party managed account provided that neither the Access Person nor his or her Related Persons have authority to specify trades).

	2.	Automatic Investment Plans

Access Persons do not need to report transactions for themselves or their Related Persons effected pursuant to an Automatic Investment Plan.

	3.	Adviser or Distributor Employees

Officers and non‐independent trustees of the Trust who are also “access persons” (as that term is defined in Rule 17j‐1 under the 1940 Act) of the Trust’s Adviser, and those individuals considered to be “access persons” of the Distributor, do not need to submit reports pursuant to this Code of Ethics, provided that any such persons are otherwise subject to a code of ethics compliant with the terms of Rule 17j‐1 adopted by the Adviser or the Distributor of the Trust and submitting reports under this Code of Ethics would duplicate reports made under that code of ethics. For purposes of clarification, any officers and non‐independent trustees who are also “access persons” of the Adviser or “access persons” of the Distributor are obligated to abide by the personal trading reporting and preclearance requirements of the Adviser’s code of ethics or the Distributor’s code of ethics, as applicable, rather than the personal trading reporting requirements of this Code of Ethics.

Oaktree Funds Compliance Manual	Page 18.6
December 2014

Oaktree Funds	Exhibit: 18
Code of Ethics, Adopted under Rule 17j‐1 under	Adopted:
the Investment Company Act of 1940

18.08	Periodic Certifications

Access Person and newly‐engaged Access Persons shall certify that they have received, read and understood this Code of Ethics by providing a certification of compliance with the Code of Ethics. In addition, on an annual basis, all Access Persons will be required to re‐certify that they have read and understood the Code of Ethics, complied with the requirements of the Code of Ethics, and reported all Securities Transactions to the extent required by the Code of Ethics.

18.09	Review and Enforcement of the Code of Ethics

	1.	Identification of and Notification to Access Persons

The Chief Compliance Officer will identify and maintain a current list of Access Persons and shall notify each person who becomes an Access Person of his or her reporting requirements. The Chief Compliance Officer will deliver a copy of this Code of Ethics and any material amendments to each Access Person.

	2.	Quarterly Review of Reports

The Chief Compliance Officer will, on no less than a quarterly basis, compare all reported personal securities transactions with the Trust’s portfolio transactions completed during the period to determine whether a Code of Ethics violation may have occurred. Before determining that an Access Person has violated the Code of Ethics, the Chief Compliance Officer must give the Access Person a reasonable opportunity to supply details and materials explaining the Access Person’s position regarding a potential violation.

	3.	Written Report of any Material Violation

If the Chief Compliance Officer finds that a “material” violation of the Code of Ethics has occurred, or believes that a material violation of the Code of Ethics may have occurred, he or she will prepare a written report regarding the violation or possible violation. The term, “material” as used in this Code of Ethics, means information about which the Board reasonably needs to know in order to oversee the Trust’s and the Fund’s compliance with the federal securities laws, and that involves, without limitation, violations of the federal securities laws.

The Chief Compliance Officer is charged with the responsibility of determining whether an Access Person has violated the Code of Ethics.

Oaktree Funds Compliance Manual	Page 18.7
December 2014

Oaktree Funds	Exhibit: 18
Code of Ethics, Adopted under Rule 17j‐1 under	Adopted:
the Investment Company Act of 1940

	4.	Sanctions and Resolutions

The Chief Compliance Officer will address identified violations of the Code of Ethics with the Board to determine a resolution, including the imposition of sanctions upon the Access Person as deemed appropriate. Any Board member to which a violation of this Code of Ethics relates must recuse himself or herself from any discussion or decision with respect to the handling and/or imposition of sanctions regarding such violation.

18.10	Annual Written Reports to the Board

At least annually, the Chief Compliance Officer, on behalf of the Trust, will provide a written report to the Board describing any issues that arose since the last report under this Code of Ethics or related procedures, including information about any material violation of the Code of Ethics or related procedures and any resulting sanctions. The Chief Compliance Officer will report to the Board more frequently, as he or she deems necessary or at the specific request of the Board.

Each annual report must be accompanied by a certification to the Board that the Trust has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

18.11	Approval of the Code of Ethics by the Board

The Trust will provide a copy of this Code of Ethics to the Board for approval. The Trust must submit material changes to this Code of Ethics to the Board and receive approval for such changes no later than six months after adopting the material change. The Chief Compliance Officer has sole responsibility for determining whether changes made to the Code of Ethics are deemed material, warranting Board notification.

18.12	Recordkeeping

The Adviser, on behalf of the Trust, will maintain the following records at its principal offices or other secure location, so long as the records are easily retrievable (i.e., retrievable within 48 hours).

	a.	A copy of this Code of Ethics and any other code adopted by the Trust, which is, or at any time within the past five years has been, in effect.

b.
A record of any Code of Ethics violation, and of any action taken as a result of the violation, for a period of at least five years following the end of the fiscal year in which the violation occurred.

Oaktree Funds Compliance Manual	Page 18.8
December 2014

Oaktree Funds	Exhibit: 18
Code of Ethics, Adopted under Rule 17j‐1 under	Adopted:
the Investment Company Act of 1940

c.
A copy of each report submitted by an Access Person under this Code of Ethics, including any information provided in lieu of any such reports, will be preserved for a period of at least five years from the end of the fiscal year in which it is made.

d.
A record of all Access Persons, currently or within the past five years, who are or were required to submit reports under this Code of Ethics, or who are or were responsible for reviewing such reports.

	e.	A copy of each written report to the Board required by this Code of Ethics must be maintained for at least five years from the end of the fiscal year in which it is made.

f.
A record of any decision, and the reasons supporting the decision, to approve the acquisition by an Access person who is also Investment Personnel of securities acquired in an IPO or Limited Offering, for at least five years after the end of the fiscal year in which the approval was granted.

18.13	Confidentiality

All reports and other information submitted to the Trust pursuant to this Code of Ethics will be treated as confidential to the maximum extent possible, provided that such reports and information may be produced (a) to the U.S. Securities and Exchange Commission, to other regulatory agencies or as otherwise required by applicable law, and (b) to persons who have a need to know for purposes of administering this Code of Ethics.

18.14	Definitions

	●	Adviser – Oaktree Capital Management, L.P.

●
Access Persons – Any trustee or officer of the Trust; any person who, in connection with his or her regular business functions or duties makes, participates in, or could reasonably obtain information regarding the Purchase or Sale of a Reportable Security by the Trust, or whose functions relate to the making of any recommendation with respect to the Purchase or Sale of a Reportable Security by the Trust; and any natural person in a Control relationship to the Trust who obtains information concerning recommendations made to the Trust with regard to the Purchase or Sale of a Reportable Security by the Trust; except that Access Persons do not include any trustee or officer of the Trust who is also an officer, director or employee of the Adviser or the Distributor.

●
Automatic Investment Plan – A program in which regular trades are made automatically in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

●
Beneficial Ownership – An individual has Beneficial Ownership in a security if he or she can directly or indirectly receive a pecuniary benefit from the security. An individual generally has Beneficial Ownership in all securities held directly or indirectly, as well as those owned directly or indirectly by Related Persons.

Oaktree Funds Compliance Manual	Page 18.9
December 2014

Oaktree Funds	Exhibit: 18
Code of Ethics, Adopted under Rule 17j‐1 under	Adopted:
the Investment Company Act of 1940

●	Board – The board of trustees of the Trust.

●
Control – The power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of more than 25% of a company’s outstanding voting securities is generally presumed to give the holder of such securities control over the company.

●	Chief Compliance Officer – The person or persons appointed by the Trust to fulfill the responsibilities assigned to the Chief Compliance Officer in this Code of Ethics and his or her designees.

●	Distributor – The “principal underwriter” of the Funds, Quasar Distributors, LLC.

●	Funds – The series of the Trust (each a “Fund”).

●	Independent Trustee – A trustee of the Trust who is not an “interested person” of the Trust as defined in section 2(a)(19) of the 1940 Act.

●
Investment Personnel – Investment Personnel means: (i) any employee, officer or trustee of the Trust (or of any company in a Control relationship to the Trust) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust, and (ii) any natural person who Controls the Trust and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by a Fund.

●
IPOs – Initial public offerings. IPOs are offerings of securities registered under the Securities Act where the issuers, immediately before the registration, were not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

●
Limited Offering – Also known as a private placement. An offering that is exempt from registration pursuant to sections 4(a)(2) or 4(6) of the Securities Act, or pursuant to Rules 504, 505, or 506 of Regulation D under the Securities Act.

●
Material Nonpublic Information – Information that (i) has not been made generally available to the public and that (ii) a reasonable investor would likely consider important in making an investment decision. Employees should consult with the Chief Compliance Officer about any questions as to whether information constitutes Material Nonpublic Information.

Oaktree Funds Compliance Manual	Page 18.10
December 2014

Oaktree Funds	Exhibit: 18
Code of Ethics, Adopted under Rule 17j‐1 under	Adopted:
the Investment Company Act of 1940

●
Purchase/d or Sale/Sell/Sold – For purposes of the Code of Ethics, a Reportable Security is considered to be purchased or sold from the time such a transaction has been communicated to the person who places buy and sell orders for the Trust until the transaction has been fully completed or terminated. A Purchase or Sale of a Reportable Security includes, among other things, the writing of an option to Purchase or Sell a Reportable Security.

●	Related Person – The term “Related Person” includes the following:

	●	A husband, wife, domestic partner or minor child of an Access Person;

	●	A relative sharing the same household as an Access Person;

	●	Any other person who is significantly dependent on an Access Person for financial support;

	●	Anyone else if an Access Person:

		(i)	obtains benefits substantially equivalent to ownership of the Securities;
		(ii)	can obtain ownership of the Securities immediately or within 60 days; or
		(iii)	can vote or dispose of the Securities.

●
Reportable Security – The term “Reportable Security” means any “security” as defined in section 2(a)(36) of the 1940 Act (a broad definition that includes any interest or instrument commonly known as a security),1 except:

		o	Direct obligations of the U.S. government
		o	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short‐term debt instruments, including repurchase agreements; and
		o	Shares issued by open‐end funds registered under the 1940 Act, except those open‐end funds for which the Adviser acts as investment manager or sub‐adviser.

1 Section 2(a)(36) of the 1940 Act defines the term “security” broadly to include any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit‐sharing agreement, collateral‐trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting‐trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. Any questions about whether an instrument is a Reportable Security for purposes of the Code of Ethics should be directed to the Chief Compliance Officer.

Oaktree Funds Compliance Manual	Page 18.11
December 2014

Oaktree Funds	Exhibit: 18
Code of Ethics, Adopted under Rule 17j‐1 under	Adopted:
the Investment Company Act of 1940

●	Securities Act – The Securities Act of 1933, as amended.

●
Security Held or to be Acquired – (A) any Reportable Security that within the most recent 15 days (i) is or has been held by a Fund, or (ii) is being or has been considered by the Adviser for purchase by a Fund; and (B) any option to purchase or sell, and any security convertible into or exchangeable for, any Reportable Security described in (A) of this definition.

Oaktree Funds Compliance Manual	Page 18.12
December 2014

Oaktree Funds	Exhibit: 18
Code of Ethics, Adopted under Rule 17j‐1 under	Adopted:
the Investment Company Act of 1940

Appendix I

SUMMARY OF INDEPENDENT TRUSTEES INVESTMENT ELIGIBILITY CHART

Instrument (Type of Security) or Type of Transaction	Code Reference	Eligibility Are you able to trade?	Reporting Requirements Do you need to report these transactions?

Personal Securities Transactions where you did not have knowledge of Trust trades	18.04(1)	Yes	No
Personal Securities Transactions where you did or should have had knowledge of Trust trades	18.04(1)	Maybe – contact CCO of Oaktree Funds	Yes
IPOs or Limited Offerings where you did not have knowledge of Trust trades	18.04(2)	Yes	No
IPOs or Limited Offerings where you did or should have had knowledge of Trust trades	18.04(2)	Maybe– contact CCO of Oaktree Funds	Yes
Securities held in an account with no direct or indirect influence or control	18.07(1)	Yes	No
Investment in Automatic Investment Plans	18.07(2)	Yes	No

Oaktree Funds Compliance Manual	Page 18.13
December 2014